UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
June 20, 2016

Houlihan Lokey, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37537	95-2770395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Blvd., 5th Floor, Los Angeles, CA	90067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:
310-788-5200

(Former Name or Former Address, if Changed Since Last Report)
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2016, the Board of Directors (the “Board”) of Houlihan Lokey, Inc. (the “Company”) appointed Jacqueline Kosecoff, Ph.D. to the Board, effective immediately, for a term that will expire at the Company’s 2016 annual meeting of stockholders, at which meeting Dr. Kosecoff will stand for election. The Board determined that Dr. Kosecoff is an independent director within the meaning of the New York Stock Exchange listing standards. Dr. Kosecoff has been appointed to the Board’s Audit Committee and Nominating and Corporate Governance Committee.

There are no arrangements or understandings between Dr. Kosecoff and any other persons pursuant to which she was selected as a director. There are no transactions involving the Company and Dr. Kosecoff that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Dr. Kosecoff will receive compensation for her Board and committee service in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described in the Company’s prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 14, 2015. The Company will enter into an indemnification agreement with Dr. Kosecoff in the form of the Company’s standard form of indemnification agreement. Such form of indemnification agreement was included as Exhibit 10.8 to the Company’s Registration Statement on Form S-1/A (File No. 333-205610), filed with the SEC on July 27, 2015, and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2016	Houlihan Lokey, Inc.

	By:	/s/ J. Lindsey Alley
Name: J. Lindsey Alley
Position: Chief Financial Officer